INTERNATIONAL PRIVATE SATELLITE PARTNERS, L.P.

                       CERTIFICATE OF LIMITED PARTNERSHIP

                  The undersigned, being the sole general partner of the above-named limited partnership (the "Partnership"), for the purpose of forming a limited partnership pursuant to Section 17-201 of the Delaware Revised Uniform Limited Partnership Act, as amended, hereby certifies that:

                  1. The name of the Partnership shall be International Private Satellite Partners, L.P.

                  2. The address of the registered office of the Partnership shall be 1013 Centre Road, Wilmington, Delaware 19805, and the name and address of the registered agent of the Partnership for service of process shall be the Corporation Service Company, 1013 Centre Road, Wilmington, Delaware 19805.

                  3. The name and business address of the sole general partner of the Partnership are: Orion Satellite Corporation, 1350 Piccard Drive, Suite 400, Rockville, Maryland 20850.

                                          GENERAL PARTNER:
                                          Orion Satellite Corporation


Dated: August 15, 1989                    By:  /s/


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                 INTERNATIONAL PRIVATE SATELLITE PARTNERS, L.P.

                            CERTIFICATE OF AMENDMENT
                                       OF
                       CERTIFICATE OF LIMITED PARTNERSHIP

                  The undersigned, being the sole general partner of the above-named limited partnership (the "Partnership"), for the purpose of amending its Certificate of Limited Partnership pursuant to Section 17-202 of the Delaware Revised Uniform Limited Partnership Act, as amended, hereby certifies that:

                  1. The name of the Partnership is International Private Satellite Partners, L.P.

                  2. The Certificate of Limited Partnership of the Partnership is hereby amended to change the business address of the sole general partner of the Partnership to: Orion Satellite Corporation, 2440 Research Boulevard, Suite 400, Rockville, Maryland 20850.


                                                GENERAL PARTNER:
                                                Orion Satellite Corporation

Dated:  March 1, 1993                           By: /s/ John. G. Puente
                                                    -------------------
                                                Name:  John G. Puente
                                                       --------------
                                                Title:  Chairman & CEO